As filed with the Securities and Exchange Commission on December 17, 2024

Registration No. 333-281565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-1911917
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

101 East Park Blvd, Suite 1200

Plano, Texas 75074

(888) 637-7770

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Anthony Scott
President and Chief Executive Officer
Intrusion Inc.
101 East Park Blvd, Suite 1200

Plano, Texas 75074

(888) 637-7770

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; and

•	an at-the-market offering prospectus supplement covering the offer, issuance and sale of up to a maximum aggregate offering price of $1,980,000 of our common stock that may be issued and sold under our At Market Issuance Sales Agreement, dated August 5, 2021 (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Sales Agent”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at-the-market offering prospectus supplement immediately follows the base prospectus. The $1,980,000 of common stock that may be offered, issued and sold under the at-the-market offering prospectus supplement is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with the Sales Agent, any portion of the $1,980,000 included in the at-the-market offering prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $1,980,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

i

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 17, 2024

PROSPECTUS

$100,000,000

INTRUSION INC.

Common Stock, Preferred Stock, Warrants, Rights, Debt Securities,

Stock Purchase Contracts, Stock Purchase Units, Depositary Shares and Units

We may offer and sell, from time to time in one or more offerings of the following securities:

•	shares of common stock, par value $0.01 per share;

•	shares of preferred stock, par value $0.01 per share;

•	warrants to purchase shares of our common stock, preferred stock, debt securities and/or other securities;

•	rights to purchase shares of our common stock, preferred stock, warrants, debt securities and/or depositary shares;

•	debt securities consisting of senior notes, subordinated notes or debentures;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

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We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our common stock, par value $0.01 per share, is listed on The Nasdaq Capital Market under the symbol “INTZ”. On December 16, 2024, the last reported sales price of our common stock listed under the symbol INTZ was $0.45 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of December 16, 2024, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $5,949,082 based on 8,713,750 shares of common stock outstanding, of which 7,168,432  shares are held by non-affiliates, and a per share price of $0.83 based on the average of the bid and asked prices of our common stock on The Nasdaq Capital Market on November 12, 2024 (within 60 days prior to the date of filing). Therefore, as of December 16, 2024, the aggregate market value of our common equity held by non-affiliates was less than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3. As of the date of this prospectus, we have offered and sold $5,705,678 worth of securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is _____________, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “Intrusion,” “INTZ,” “the Company,” “our Company,” “we,” “us,” or “our” refer to Intrusion Inc., a Delaware corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive, and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and, from time to time in our other filings with the SEC. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to:

•	Business-related risks, including:

○	Risks related to our ability to raise capital on favorable terms or at all;
○	That in order to improve our financial performance, we must increase our revenue levels;
○	Our ability to continue our business as a going concern;
○	Our business, sales, and marketing strategies and plans;
○	Our ability to successfully market, sell, and deliver our INTRUSION Shield commercial product and solutions to an expanding customer base;
○	Our INTRUSION Shield solution failing to perform as expected or us being unable to meet our customers’ needs or to achieve market acceptance;
○	Scarcity of products and materials in the supply chain;
○	The loss of key personnel or our failure to attract and retain personnel;
○	Customer concentration including many U.S. governmental entities;
○	Technological changes in the network security industry;
○	Intense competition from both start-up and established companies;
○	Potential conflict of your interests with the interests of our larger stockholders;
○	Our intended use of the net proceeds of offerings hereunder;
○	Risks related to our substantial indebtedness, including operating and financial restrictions under existing indebtedness, cross acceleration and our ability to generate sufficient cash to service our indebtedness;
○	Actual or threatened litigation and governmental investigations and the costs and efforts spent to defend against such litigation and investigations;
○	Our ability to protect our intellectual property and the cost associated with defending claims of infringement;
○	Risks related to technology systems and security breaches, including without limitation technical or other errors with our products; and
○	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

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•	Risks related to our common stock and warrants, including:

○	Volatility in the price of the Company’s common stock and warrants;
○	Risks relating to a potential dilution as a result of future equity offerings;
○	Risks relating to a short “squeeze” resulting in sudden increases in demand for the Company’s common stock;
○	Risks relating to decreased liquidity of the Company’s common stock as a result of the reverse stock split;
○	Risks relating to information published by third parties about the Company that may not be reliable or accurate;
○	Risks associated with interest rate changes;
○	Volatility in the price of the Company’s common stock could subject us to securities litigation;
○	Risks associated with the Company’s current plan not to pay dividends;
○	Risks associated with future offerings of senior debt or equity securities;
○	Risks related to a potential delisting by The Nasdaq Capital Market;
○	Anti-takeover provisions could make a third-party acquisition of the Company difficult; and
○	Risks related to limited access to the Company’s financial information due to the fact the Company elected to take advantage of the disclosure requirement exemptions granted to smaller reporting companies.

The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services, as well as any evolution of or shift in our business plans, or to execute any future strategic options, are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate, and therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our Company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	warrants to purchase any of the securities listed above;

•	rights to purchase any of the securities listed above; and/or

•	debt securities, in one or more series;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares; and

•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

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THE COMPANY

Business Overview

Intrusion, Inc. (the “Company”) is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion Internet Protocol (“IP”) addresses. After years of gathering global internet intelligence and working exclusively with government entities, the company released its first commercial product in 2021.

The Company develops, sells, and supports products that protect any-sized company or government organization by fusing advanced threat intelligence with real-time mitigation to kill cyberattacks as they occur – including Zero-Days. The Company markets and distributes the Company’s solutions through value-added resellers, managed service providers and a direct sales force. The Company’s end-user customers include United States (“U.S.”) federal government entities, state and local government entities, and companies ranging in size from mid-market to large enterprises.

Reverse Stock Split

On March 15, 2024, the Company’s Board of Directors and shareholders approved a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, to effectuate a reverse stock split (“Reverse Stock Split”) of the Common Shares, at a ratio of no less than 1-for-2 and no more than 1-for-20, with such ratio to be determined at the sole discretion of the Company’s Board of Directors. The Board determined the ratio for the Reverse Stock Split would be twenty (20) for one (1), with one (1) Common Share being issued for each twenty (20) Common Shares, with any fractional Common Shares resulting therefrom being rounded up to the nearest whole Common Share. The Company notified the Nasdaq of the intended Reverse Stock Split on March 17, 2024 and issued a press release announcing the intended Reverse Stock Split on March 18, 2024. The Reverse Stock Split became effective for trading purposes as of the market open on March 25, 2024, whereupon the Common Shares began trading on a split-adjusted basis.

Recent Developments

Promissory Note

On January 2, 2024, the Company entered into an invoice financing arrangement pursuant to a note purchase agreement with Anthony Scott, President, and Chief Executive Officer of the Company (“Scott”), according to which, among other things, Scott purchased from the Company a promissory note (the “Promissory Note”) in the aggregate principal amount of $1.1 million in exchange for $1.0 million to the Company. Under the Promissory Note, the Company shall make principal payments to Scott in the amount $40 thousand per week each week prior to its maturity on June 15, 2024 (“Weekly Payments”). Interest accrues on the balance of the Promissory Note prior to its maturity at a rate of 7.0% per annum, compounded daily. In connection with the issuance of the Promissory Note, the Company and Scott also entered into a security agreement, which provides, according to its terms, a security interest in all accounts receivable or other receivables now existing or subsequently created prior to the payment of the Promissory Note, subject to prior permitted liens.

On March 20, 2024, Scott purchased a second note payable in the principal amount of $343 thousand in exchange for $340 thousand in cash. The note was non-interest bearing and matured on April 19, 2024. On April 2, 2024, the Company reduced the principal balance due under the note by $101 thousand which reflected the amount due from Scott for the exercise of common stock purchase warrants.

On April 19, 2024, Scott entered into a private placement subscription agreement to convert the aggregate outstanding balance of $1.1 million for both notes in exchange for common stock and common stock purchase warrants.

Series A Preferred Stock

On March 15, 2024, the Company filed the Amended and Restated Certificate of Incorporation (the “A&R Certificate”) to (i) eliminate the Series 1, Series 2, and Series 3 preferred shares and filed a Certificate of Designations creating a new Series A preferred stock, $0.01 par value per share (the “Series A Stock”). Pursuant to the terms of the Series A Certificate, 20 thousand shares of Series A Stock are authorized, and each share of Series A Stock has a stated value of $1,100 and accrues a rate of return on the Stated Value of 10% per year, shall be compounded annually and is payable quarterly in cash or additional shares of Series A Stock. Commencing on the one-year anniversary of the issuance date of each share of Series A Stock, each share of Series A Stock shall accrue an automatic quarterly dividend, calculated on the stated value and shall be payable quarterly in cash or additional shares of Series A Stock. For the period from the one-year anniversary of the issuance date to the two-year anniversary of the issuance date, the Quarterly Dividend shall be 2.5% per quarter, and for all periods following the two-year anniversary of the issuance date, the Quarterly Dividend shall be 5% per quarter.

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Share Exchange

On March 7, 2024, the Company agreed to exchange $0.2 million aggregate principal amount of that certain Promissory Note #1 dated March 10, 2022, in the original principal amount of $5.4 million, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company for an aggregate of 52,247 shares of its common stock, par value $0.01 per share. The issuance of the 52,247 shares of its common stock is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

On March 15, 2024, the Company agreed to exchange $9.3 million aggregate principal of the Streeterville Note #1 and Note #2 for 9,275 shares of Series A preferred stock. The issuance of the Series A is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

On April 3, 2024, the Company entered into an agreement with Streeterville to exchange 91 shares of Series A Preferred Stock with an aggregate stated value of $100 thousand for 32.2 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On November 18, 2024, the Company entered into an agreement with Streeterville to exchange 68 shares of Series A Preferred Stock with an aggregate stated value of $74.8 thousand for 110.34 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On December 6, 2024, the Company entered into an agreement with Streeterville to exchange 90 shares of Series A Preferred Stock with an aggregate stated value of $99.0 thousand for 179.25 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Warrant Inducement

On April 1, 2024, the Company’s Board of Directors approved entry into an inducement letter that provides, during the period beginning on April 2, 2024 and continuing through April 23, 2024, for the lowering of the exercise price of all outstanding warrants and, for each share of common stock exercised under the Warrants, providing the participating Warrant holder with a New Warrant for that same number of shares of common stock. The reduced exercise price of the Warrants is $3.04, which includes $0.13 per share that is attributable to the purchase price of the New Warrant. The New Warrant exercise price is $2.91 with an exercise period of five years. On April 8, 2024, certain holders of the Warrants exercised 186 thousand shares of the Company’s common stock resulting in gross proceeds of $0.6 million and the issuance of 186 thousand New Warrants. The issuance of New Warrants was undertaken pursuant to the exemption from registration provided in Rule 506(b) under Regulation D pursuant to the Securities Act of 1933, as amended.

On November 21, 2024, the Company’s Board of Directors approved entry into an inducement letter that provides, during the period beginning on November 21, 2024 and continuing through December 19, 2024, for the lowering of the exercise price of all outstanding warrants and, for each share of common stock exercised under the Warrants, providing the participating Warrant holder with a New Warrant for that same number of shares of common stock. The reduced exercise price of the Warrants is $0.76, which includes $0.13 per share that is attributable to the purchase price of the New Warrant. The New Warrant exercise price is $0.63 with an exercise period of five years.

Private Placement

On April 22, 2024, entered into a private placement subscription agreement pursuant to which the Company sold to purchasers in an Offering an aggregate of 1.3 million shares of its common stock, each of which is coupled with a warrant to purchase two shares of common stock at an aggregate offering price of $1.95 per share. None of the shares of common stock or shares underlying the warrants have been registered for resale under the Securities Act of 1933 as amended. The Company received gross proceeds of approximately $2.6 million from this private placement subscription.

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Compliance with Nasdaq Listing Requirements

On October 28, 2024, Intrusion, Inc. (the “Company”) received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “INTZ,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of October 25, 2024, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until April 28, 2025, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

Standby Equity Purchase Agreement

On July 3, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with Streeterville Capital, LLC (“Streeterville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Streeterville up to $10 million of common stock (“Advance Shares”) at the Company’s request any time during the commitment period commencing on July 3, 2024 (the “Effective Date”) and terminating on 24-month anniversary of the Effective Date. Each issuance and sale by the Company to Streeterville under the SEPA (an “Advance”) is subject to a maximum limit equal to the lesser of (i) an amount equal to 100% of the aggregate Daily Traded Amount (as defined in the SEPA) during the three consecutive Trading Days immediately preceding an Advance Notice (as defined in the SEPA), and (ii) 4.99% of the Company’s issued and outstanding common stock. The shares will be issued and sold to Streeterville at a per share price equal to 95% of the Market Price for any three consecutive trading days commencing on the Advance Notice date (the “Pricing Period”). “Market Price” is defined as the lowest VWAP of the common stock on the Nasdaq during the Pricing Period. The Advances are subject to certain limitations, including that Streeterville cannot purchase any shares that would result in it beneficially owning more than 9.99% of the Company’s outstanding common stock at the time of an Advance (the “Ownership Limitation”) or acquiring since the Effective Date under the SEPA more than 19.99% of the Company’s outstanding common stock as of the date of the SEPA (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” With respect to each closing, ten percent (10%) of the aggregate Purchase Price will be withheld by Streeterville and used to repurchase shares of the Company’s Series A Preferred Stock held by Streeterville at the stated value for such stock.

Streeterville will be entitled to a structuring fee in the amount of $25,000, which amount will be deducted from the aggregate purchase price of the first Advance Shares purchased by Streeterville. In addition, the Company issued 92,592 shares of common stock (the “Streeterville Commitment Shares”) to Streeterville upon the effective date of the SEPA as consideration for its irrevocable commitment to purchase shares of common stock at our direction, from time to time after the date of this prospectus. Streeterville agreed that neither it nor any of its affiliates will engage in any short-selling or hedging of the Company’s common stock during the term of the SEPA. Furthermore, the Company issued 216,921 shares of common stock (the “Pre-Delivery Shares”) to Streeterville for the purchase price of $0.01 per share upon the effective date of the SEPA as further consideration for its irrevocable commitment to purchase shares of common stock at our direction, from time to time after the date of this prospectus. Following termination of the SEPA, within thirty (30) Trading Days of a written request from the Company, Streeterville will deliver to the Company the same number of Pre-Delivery Shares purchased (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transaction occurring after the date hereof), and the Company will pay to Streeterville $0.01 per Pre-Delivery Share.

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Resignation of Director – James Gero

On November 20, 2024, James F. Gero, a director of the Company, resigned from the Board of Directors. Mr. Gero’s resignation was not as a result of a disagreement with the Board of Directors, but rather as the result of his decision to begin full-time retirement. Effective upon Mr. Gero’s resignation as a director, the size of the Company's Board was reduced from six to five directors.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We will cease to qualify as a smaller reporting company if we have (1) a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million during our last fiscal year, or (2) a non-affiliate public float in excess of $700 million, in each case determined on an annual basis as of the last business day of our second quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Intrusion, Inc. was organized in Texas in September 1983 and reincorporated in Delaware in October 1995. On October 9, 2020, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol “INTZ.” Our principal executive offices are located at 101 East Park Blvd, Suite 1200, Plano, Texas 75074, and our telephone number is (888) 637-7770. Our corporate website address is www.intrusion.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus. TraceCop (“TraceCop™”) and Intrusion Savant (“Intrusion Savant™”) are registered trademarks of Intrusion.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, the repayment, refinancing, redemption or repurchase of existing indebtedness, exploration, working capital or capital expenditures, acquisitions and other investments. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase shares of our common stock, preferred stock, debt securities and/or other securities;

•	rights to purchase shares of our common stock, preferred stock, warrants, debt securities and/or depositary shares;

•	debt securities consisting of senior notes, subordinated notes or debentures;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares; or

•	units consisting of a combination of the foregoing securities.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but are not intended to be complete. For the full terms of our common and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended from time to time, and our Amended and Restated Bylaws, as amended from time to time. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

Authorized Capital Stock

As of December 16, 2024, our authorized capital stock consists of 85,000,000 shares of capital stock with a par value of $0.01 per share, consisting of 80,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value of $0.01 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series. As of December 16, 2024, there were 8,713,750 shares of common stock issued and outstanding held by 94 holders of record and 8,818 shares of preferred stock issued and outstanding held by one holder of record. The authorized and unissued shares of both common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the preferred stock authorized in accordance with the terms and conditions set forth in the Amended and Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Amended and Restated Certificate of Incorporation, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of common stock will at all times vote together as one class on all matters submitted to a vote of the Company’s common stockholders under the Amended and Restated Certificate of Incorporation. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

Subject to the rights, if any, of holders of any outstanding shares of preferred stock, the Amended and Restated Certificate of Incorporation provides that holders of common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of legally available funds and shall share equally on a per share basis in such dividends and distributions.

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Liquidation Preference

The Amended and Restated Certificate of Incorporation provides that in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the common stock will be entitled to receive all of the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of creditors and the holders of the preferred stock have been satisfied.

Preferred Stock

The total number of authorized shares of preferred stock is five million (5,000,000) shares with a par value of $0.01 per share. Preferred stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation, as Amended, and Our Amended and Restated Bylaws, as Amended

Charter and bylaws provisions

Our charter and our bylaws, include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors Vacancies: Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Stockholder Action; Special Meetings of Stockholders: Our charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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•	No Cumulative Voting: The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

•	Delaware Forum Selection Provision: Our charter provides for the sole and exclusive forum in the State of Delaware, unless the Company consents in writing to the selection of an alternative forum, in respect of (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine (collectively, the “Delaware Forum Provisions”). The Delaware Forum Provisions will not apply to any causes of action arising under the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction. The Delaware Forum Provisions may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders.

Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (1) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 2 by the Stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification. Our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and Amended and Restated Bylaws (our “Bylaws”) contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

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Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our Certificate of Incorporation provides that (a) any of our directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) we must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

Our Bylaws provide that (a) we must indemnify our directors and officers to the maximum extent and in the manner permitted by the Delaware General Corporation Law against judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court and attorneys’ fees) actually incurred in such settlement and reasonable expenses (including court and attorneys’ fees) actually incurred by such person with a Proceeding by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, subject to certain limited exceptions, (b) we shall advance expenses incurred by any director or officer who was or is a witness or was or is named as a defendant or respondent in a Proceeding, in reasonable intervals prior to the final disposition of such Proceeding, subject to certain limited exceptions, and (c) the indemnification rights conferred in our Bylaws are not exclusive.

Our Bylaws also empower our board of directors to authorize us to indemnify our employees or agents, and to advance reasonable expenses of such persons to the same extent and subject to the same conditions as the indemnification provided to our directors and officers. We have entered into indemnification agreements with each of our directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our Certificate of Incorporation and Bylaws and to provide additional procedural protections. These agreements, among other things, provide that we will indemnify our directors and executive officers for judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually and reasonably incurred by a director or executive officer in connection with any threatened, pending or completed action, suit or proceeding, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding to which such person was, is or is threatened to be made a party, a witness or other participant by reason of such person’s services as our director or executive officer, or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

In addition, the indemnification agreements provide that, upon the request of a director or executive officer, we shall advance expenses to the director or officer. We intend to enter into indemnification agreements with any new directors and executive officers in the future. We have also obtained an insurance policy covering our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act.

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Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021. The transfer agent’s telephone is (877) 373-6374.

Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “INTZ.”

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. More specifically, we will issue senior debt under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue subordinated debt under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt, the subordinated debt and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

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•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things;

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments, sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

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•	provisions for a sinking fund purchase or other analogous fund, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated; and

•	and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

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•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee.

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and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; and

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions.

General

We may issue warrants for the purchase of common stock, preferred stock, debt securities and/or other securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

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•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

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Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

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Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock, warrants or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

•	the exercise price payable for debt securities, preferred stock, common stock, warrants, or depositary shares upon the exercise of the rights;

•	the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, preferred stock, common stock, warrants, or depositary shares which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if applicable, a discussion of any special U.S. federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

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FORMS OF SECURITIES

Each debt security, warrant, right, depositary share, stock purchase contract, stock purchase unit, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, warrants, rights, depositary shares, stock purchase contracts, stock purchase units, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

36

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading on The Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

37

LEGAL OPINIONS

The validity of the issuance of the securities offered hereby will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be names in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Intrusion Inc. (the “Company”) incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to such financial statements) which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at www.intrusion.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

38

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”) filed with the SEC on April 1, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed on May 15, 2024, August 14, 2024 and November 13, 2024, respectively;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 15, 2024, that are incorporated by reference into Part III of the 2023 Annual Report;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 9, 2024, February 21, 2024, March 6, 2024, March 13, 2024, March 18, 2024, March 22, 2024, March 27, 2024, April 5, 2024, April 12, 2024, April 23, 2024, May 2, 2024, May 15, 2024, May 16, 2024, June 5, 2024, July 1, 2024, July 10, 2024, August 13, 2024, September 3, 2024, September 26, 2024, October 8, 2024, October 29, 2024, November 12, 2024, November 12, 2024, November 22, 2024, and November 27, 2024 and Form 8-K/A filed with the SEC on March 28, 2024;

•	the description of our common stock which is filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.intrusion.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

(888) 637-7770

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The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2024

Prospectus Supplement

Up to $1,980,000 of Shares

INTRUSION INC.

Common Stock

We entered into an At Market Issuance Sales Agreement, dated August 5, 2021 (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”) relating to shares of our common stock, par value $0.01 per share (our “common stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,980,000 from time to time through the Agent, acting as sales agent or principal.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus (together, the “Prospectus Supplement”) may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the terms of the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on our behalf all the shares of common stock designated by us. We may instruct the Agent not to sell any shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Under the terms of the Sales Agreement, we also may sell shares of our common stock to the Agent as principal for its own account at a price agreed upon at the time of the sale. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Upon termination of the Sales Agreement, any portion of the $1,980,000 of shares of our common stock included in this prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the accompanying prospectus, and if no shares of common stock are sold under the Sales Agreement, the full $1,980,000 of shares of common stock may be sold in other offerings pursuant to that prospectus and a corresponding prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “INTZ.” The market prices and trading volume of shares of our common stock have recently experienced and may continue to experience extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, during 2024 to date, the market price of our common stock has fluctuated from an intra-day low of $0.425 per share on December 16, 2024, to an intra-day high of $5.40 on January 30, 2024, and the last reported sale price of our common stock on The Nasdaq Capital Market on December 16, 2024, was $0.45 per share.

During 2024, daily trading volume ranged from approximately 3,323 to 4,548,533 shares. Within the last seven business days, the market price of our common stock has fluctuated from an intra-day low of $0.425 on December 16, 2024, to an intra-day high of $0.59 on December 9, 2024. Under the circumstances, we caution you against investing in our common stock unless you are prepared to incur the risk of losing all or a substantial portion of your investment. See “Risk Factors — Risks Related to this offering and our common stock” in the Prospectus Supplement.

We will pay the Agent a commission equal to 3% of the gross sales price per share of common stock sold through the Agent under the Sales Agreement. The net proceeds from any sales under the Prospectus Supplement will be used as described under “Use of Proceeds” in the Prospectus Supplement.

The Prospectus Supplement should be read collectively in its entirety. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” in the Prospectus Supplement, as well as those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other reports and documents we filed with the Securities and Exchange Commission (the “SEC”) that we incorporate herein by reference.

Neither the SEC, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is ______________, 2024.

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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Intrusion,” the “Company,” “we,” “us,” “our,” and similar terms refer to Intrusion Inc., a Delaware corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock, par value $0.01 per share, of Intrusion.

All references in this prospectus supplement to our consolidated financial statements, include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and the Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

S-1

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

We make available free of charge on or through our website at www.intrusion.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The description of those agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein and do not purport to be complete are subject to, and qualified in their entirety by reference to, the definitive agreements.

S-2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding the development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	Business-related risks, including:

○	Risks related to our ability to raise capital on favorable terms or at all;
○	That in order to improve our financial performance, we must increase our revenue levels;
○	Our ability to continue our business as a going concern;
○	Our business, sales, and marketing strategies and plans;
○	Our ability to successfully market, sell, and deliver our INTRUSION Shield commercial product and solutions to an expanding customer base;
○	Our INTRUSION Shield solution failing to perform as expected or us being unable to meet our customers’ needs or to achieve market acceptance;
○	Scarcity of products and materials in the supply chain;
○	The loss of key personnel or our failure to attract and retain personnel;
○	Customer concentration including many U.S. governmental entities;
○	Technological changes in the network security industry;
○	Intense competition from both start-up and established companies;
○	Potential conflict of your interests with the interests of our larger stockholders;
○	Our intended use of the net proceeds of offerings hereunder;
○	Risks related to our substantial indebtedness, including operating and financial restrictions under existing indebtedness, cross acceleration and our ability to generate sufficient cash to service our indebtedness;
○	Actual or threatened litigation and governmental investigations and the costs and efforts spent to defend against such litigation and investigations;
○	Our ability to protect our intellectual property and the cost associated with defending claims of infringement;
○	Risks related to technology systems and security breaches, including without limitation technical or other errors with our products; and
○	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

•	Risks related to our common stock and warrants, including:

○	Volatility in the price of the Company’s common stock and warrants;
○	Risks relating to a potential dilution as a result of future equity offerings;
○	Risks relating to a short “squeeze” resulting in sudden increases in demand for the Company’s common stock;
○	Risks relating to decreased liquidity of the Company’s common stock as a result of the reverse stock split;
○	Risks relating to information published by third parties about the Company that may not be reliable or accurate;
○	Risks associated with interest rate changes;
○	Volatility in the price of the Company’s common stock could subject us to securities litigation;
○	Risks associated with the Company’s current plan not to pay dividends;
○	Risks associated with future offerings of senior debt or equity securities;
○	Risks related to a potential delisting by The Nasdaq Capital Market;
○	Anti-takeover provisions could make a third-party acquisition of the Company difficult; and
○	Risks related to limited access to the Company’s financial information due to the fact the Company elected to take advantage of the disclosure requirement exemptions granted to smaller reporting companies.

S-3

The words “believe,” “anticipate,” “design,” “estimate,” “plan,” “predict,” “seek,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we will actually achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement, the accompanying prospectus, and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as applying to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our other reports and documents we filed with the SEC that we incorporate herein by reference for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this prospectus, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this prospectus speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 11 of the accompanying prospectus and page 5 of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Business Overview

Intrusion, Inc. (the “Company”) is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion Internet Protocol (“IP”) addresses. After years of gathering global internet intelligence and working exclusively with government entities, the company released its first commercial product in 2021.

The Company develops, sells, and supports products that protect any-sized company or government organization by fusing advanced threat intelligence with real-time mitigation to kill cyberattacks as they occur – including Zero-Days. The Company markets and distributes the Company’s solutions through value-added resellers, managed service providers and a direct sales force. The Company’s end-user customers include United States (“U.S.”) federal government entities, state and local government entities, and companies ranging in size from mid-market to large enterprises.

Reverse Stock Split

On March 15, 2024, the Company’s Board of Directors and shareholders approved a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, to effectuate a reverse stock split (“Reverse Stock Split”) of the Common Shares, at a ratio of no less than 1-for-2 and no more than 1-for-20, with such ratio to be determined at the sole discretion of the Company’s Board of Directors. The Board determined the ratio for the Reverse Stock Split would be twenty (20) for one (1), with one (1) Common Share being issued for each twenty (20) Common Shares, with any fractional Common Shares resulting therefrom being rounded up to the nearest whole Common Share. The Company notified the Nasdaq of the intended Reverse Stock Split on March 17, 2024 and issued a press release announcing the intended Reverse Stock Split on March 18, 2024. The Reverse Stock Split became effective for trading purposes as of the market open on March 25, 2024, whereupon the Common Shares began trading on a split-adjusted basis.

Recent Developments

Promissory Note

On January 2, 2024, the Company entered into an invoice financing arrangement pursuant to a note purchase agreement with Anthony Scott, President, and Chief Executive Officer of the Company (“Scott”), according to which, among other things, Scott purchased from the Company a promissory note (the “Promissory Note”) in the aggregate principal amount of $1.1 million in exchange for $1.0 million to the Company. Under the Promissory Note, the Company shall make principal payments to Scott in the amount $40 thousand per week each week prior to its maturity on June 15, 2024 (“Weekly Payments”). Interest accrues on the balance of the Promissory Note prior to its maturity at a rate of 7.0% per annum, compounded daily. In connection with the issuance of the Promissory Note, the Company and Scott also entered into a security agreement, which provides, according to its terms, a security interest in all accounts receivable or other receivables now existing or subsequently created prior to the payment of the Promissory Note, subject to prior permitted liens.

On March 20, 2024, Scott purchased a second note payable in the principal amount of $343 thousand in exchange for $340 thousand in cash. The note was non-interest bearing and matured on April 19, 2024. On April 2, 2024, the Company reduced the principal balance due under the note by $101 thousand which reflected the amount due from Scott for the exercise of common stock purchase warrants.

On April 19, 2024, Scott entered into a private placement subscription agreement to convert the aggregate outstanding balance of $1.1 million for both notes in exchange for common stock and common stock purchase warrants.

S-5

Series A Preferred Stock

On March 15, 2024, the Company filed the Amended and Restated Certificate of Incorporation (the “A&R Certificate”) to (i) eliminate the Series 1, Series 2, and Series 3 preferred shares and filed a Certificate of Designations creating a new Series A preferred stock, $0.01 par value per share (the “Series A Stock”). Pursuant to the terms of the Series A Certificate, 20 thousand shares of Series A Stock are authorized, and each share of Series A Stock has a stated value of $1,100 and accrues a rate of return on the Stated Value of 10% per year, shall be compounded annually and is payable quarterly in cash or additional shares of Series A Stock. Commencing on the one-year anniversary of the issuance date of each share of Series A Stock, each share of Series A Stock shall accrue an automatic quarterly dividend, calculated on the stated value and shall be payable quarterly in cash or additional shares of Series A Stock. For the period from the one-year anniversary of the issuance date to the two-year anniversary of the issuance date, the Quarterly Dividend shall be 2.5% per quarter, and for all periods following the two-year anniversary of the issuance date, the Quarterly Dividend shall be 5% per quarter.

Share Exchange

On March 7, 2024, the Company agreed to exchange $0.2 million aggregate principal amount of that certain Promissory Note #1 dated March 10, 2022, in the original principal amount of $5.4 million, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company for an aggregate of 52,247 shares of its common stock, par value $0.01 per share. The issuance of the 52,247 shares of its common stock is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

On March 15, 2024, the Company agreed to exchange $9.3 million aggregate principal of the Streeterville Note #1 and Note #2 for 9,275 shares of Series A preferred stock. The issuance of the Series A is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

On April 3, 2024, the Company entered into an agreement with Streeterville to exchange 91 shares of Series A Preferred Stock with an aggregate stated value of $100 thousand for 32.2 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On November 18, 2024, the Company entered into an agreement with Streeterville to exchange 68 shares of Series A Preferred Stock with an aggregate stated value of $74.8 thousand for 110.34 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On December 6, 2024, the Company entered into an agreement with Streeterville to exchange 90 shares of Series A Preferred Stock with an aggregate stated value of $99.0 thousand for 179.25 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Warrant Inducement

On April 1, 2024, the Company’s Board of Directors approved entry into an inducement letter that provides, during the period beginning on April 2, 2024 and continuing through April 23, 2024, for the lowering of the exercise price of all outstanding warrants and, for each share of common stock exercised under the Warrants, providing the participating Warrant holder with a New Warrant for that same number of shares of common stock. The reduced exercise price of the Warrants is $3.04, which includes $0.13 per share that is attributable to the purchase price of the New Warrant. The New Warrant exercise price is $2.91 with an exercise period of five years. On April 8, 2024, certain holders of the Warrants exercised 186 thousand shares of the Company’s common stock resulting in gross proceeds of $0.6 million and the issuance of 186 thousand New Warrants. The issuance of New Warrants was undertaken pursuant to the exemption from registration provided in Rule 506(b) under Regulation D pursuant to the Securities Act of 1933, as amended.

On November 21, 2024, the Company’s Board of Directors approved entry into an inducement letter that provides, during the period beginning on November 21, 2024 and continuing through December 19, 2024, for the lowering of the exercise price of all outstanding warrants and, for each share of common stock exercised under the Warrants, providing the participating Warrant holder with a New Warrant for that same number of shares of common stock. The reduced exercise price of the Warrants is $0.76, which includes $0.13 per share that is attributable to the purchase price of the New Warrant. The New Warrant exercise price is $0.63 with an exercise period of five years.

S-6

Private Placement

On April 22, 2024, entered into a private placement subscription agreement pursuant to which the Company sold to purchasers in an Offering an aggregate of 1.3 million shares of its common stock, each of which is coupled with a warrant to purchase two shares of common stock at an aggregate offering price of $1.95 per share. None of the shares of common stock or shares underlying the warrants have been registered for resale under the Securities Act of 1933 as amended. The Company received gross proceeds of approximately $2.6 million from this private placement subscription.

Compliance with Nasdaq Listing Requirements

On October 28, 2024, Intrusion, Inc. (the “Company”) received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “INTZ,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of October 25, 2024, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until April 28, 2025, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

Standby Equity Purchase Agreement

On July 3, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with Streeterville Capital, LLC (“Streeterville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Streeterville up to $10 million of common stock (“Advance Shares”) at the Company’s request any time during the commitment period commencing on July 3, 2024 (the “Effective Date”) and terminating on 24-month anniversary of the Effective Date. Each issuance and sale by the Company to Streeterville under the SEPA (an “Advance”) is subject to a maximum limit equal to the lesser of (i) an amount equal to 100% of the aggregate Daily Traded Amount (as defined in the SEPA) during the three consecutive Trading Days immediately preceding an Advance Notice (as defined in the SEPA), and (ii) 4.99% of the Company’s issued and outstanding common stock. The shares will be issued and sold to Streeterville at a per share price equal to 95% of the Market Price for any three consecutive trading days commencing on the Advance Notice date (the “Pricing Period”). “Market Price” is defined as the lowest VWAP of the common stock on the Nasdaq during the Pricing Period. The Advances are subject to certain limitations, including that Streeterville cannot purchase any shares that would result in it beneficially owning more than 9.99% of the Company’s outstanding common stock at the time of an Advance (the “Ownership Limitation”) or acquiring since the Effective Date under the SEPA more than 19.99% of the Company’s outstanding common stock as of the date of the SEPA (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” With respect to each closing, ten percent (10%) of the aggregate Purchase Price will be withheld by Streeterville and used to repurchase shares of the Company’s Series A Preferred Stock held by Streeterville at the stated value for such stock.

S-7

Streeterville will be entitled to a structuring fee in the amount of $25,000, which amount will be deducted from the aggregate purchase price of the first Advance Shares purchased by Streeterville. In addition, the Company issued 92,592 shares of common stock (the “Streeterville Commitment Shares”) to Streeterville upon the effective date of the SEPA as consideration for its irrevocable commitment to purchase shares of common stock at our direction, from time to time after the date of this prospectus. Streeterville agreed that neither it nor any of its affiliates will engage in any short-selling or hedging of the Company’s common stock during the term of the SEPA. Furthermore, the Company issued 216,921 shares of common stock (the “Pre-Delivery Shares”) to Streeterville for the purchase price of $0.01 per share upon the effective date of the SEPA as further consideration for its irrevocable commitment to purchase shares of common stock at our direction, from time to time after the date of this prospectus. Following termination of the SEPA, within thirty (30) Trading Days of a written request from the Company, Streeterville will deliver to the Company the same number of Pre-Delivery Shares purchased (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transaction occurring after the date hereof), and the Company will pay to Streeterville $0.01 per Pre-Delivery Share.

Resignation of Director – James Gero

On November 20, 2024, James F. Gero, a director of the Company, resigned from the Board of Directors. Mr. Gero’s resignation was not as a result of a disagreement with the Board of Directors, but rather as the result of his decision to begin full-time retirement. Effective upon Mr. Gero’s resignation as a director, the size of the Company's Board was reduced from six to five directors.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We will cease to qualify as a smaller reporting company if we have (1) a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million during our last fiscal year, or (2) a non-affiliate public float in excess of $700 million, in each case determined on an annual basis as of the last business day of our second quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Intrusion, Inc. was organized in Texas in September 1983 and reincorporated in Delaware in October 1995. On October 9, 2020, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol “INTZ.” Our principal executive offices are located at 101 East Park Blvd, Suite 1200, Plano, Texas 75074, and our telephone number is (888) 637-7770. Our corporate website address is www.intrusion.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus. TraceCop (“TraceCop™”) and Intrusion Savant (“Intrusion Savant™”) are registered trademarks of Intrusion.

S-8

THE OFFERING

Common Stock offered by us	Shares having an aggregate gross sales price of up to $1,980,000. The actual number of shares to be issued will vary depending on the sales price in this offering.

Total Common Stock outstanding before the offering	8,713,750 shares of common stock (1)

Manner of offering	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other market for our common stock in the U.S. through or to our Agent, B. Riley Securities, Inc. B. Riley Securities, Inc. will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the Agent and us. See “Plan of Distribution.”

Use of proceeds	We will use the net proceeds from this offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-15.

Risk Factors	An investment in our shares of common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-10 of this prospectus supplement, elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

The Nasdaq Capital Market Symbol	Our common stock is traded on The Nasdaq Capital Market under the ticker symbol “INTZ.”

Transfer Agent	Computershare Trust Company, N.A.

(1)	The number of shares of common stock outstanding is 8,713,750 shares on December 16, 2024. The number of shares of common stock outstanding excludes:

(a)	3,198,083 shares of common stock issuable upon the exercise of warrants outstanding as of December 16, 2024, with a weighted average exercise price of $4.30 per share.

S-9

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before investing in our common stock. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 19 of the accompanying prospectus, as well as those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by annual, quarterly and other reports and documents we filed with the SEC, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, that we incorporate herein by reference. If any of the following risks actually occur, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common stock. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Stock

The market prices and trading volume of shares of our common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses.

The market prices and trading volume of shares of our common stock have recently experienced and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, during 2024 to date, the market price of our common stock has fluctuated from an intra-day low of $0.425 per share on December 16, 2024, to an intra-day high of $5.40 on January 30, 2024, and the last reported sale price of our common stock on The Nasdaq Capital Market on December 16, 2024, was $0.45 per share.

During 2024, daily trading volume ranged from approximately 3,323 to 4,548,533 shares. Within the last seven business days, the market price of our common stock has fluctuated from an intra-day low of $0.425 on December 16, 2024, to an intra-day high of $0.59 on December 9, 2024.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•	the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•	factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

S-10

•	to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•	if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them.

We cannot assure you that the equity issuance of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Investors will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock at the time of the sale, investors will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share after this offering and will suffer substantial dilution in the net tangible book value of the common stock purchased in this offering. See “Dilution.”

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 4,400,000 shares of our common stock (the maximum number of shares currently available for issuance less the number of shares to reach the maximum offering amount) are sold at a price of $0.45 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 16, 2024, for aggregate net proceeds of approximately $1.9 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.086 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future, and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the common stock offered in this offering.

Future dilution of our common stock could adversely affect the market price of shares of our common stock.

As of December 16, 2024, 8,713,750 shares of our common stock were issued and outstanding and 3,198,083 shares of common stock are issuable upon the exercise of warrants outstanding. In addition, this offering may increase outstanding shares of our common stock by up to 4,400,000 additional shares (the maximum number of shares currently available for issuance). In the future, we may issue additional shares of our common stock to raise cash to bolster our liquidity, to refinance indebtedness, for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, shares of our common stock. We may also acquire interests in other companies or other assets by using a combination of cash and shares of our common stock or just shares of our common stock. We may sell shares or other securities in any other offering at a price per share that is less than the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible into, exercisable or exchangeable for shares of our common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering. Any of these events may dilute the ownership interests of current stockholders, reduce our earnings per share or have an adverse effect on the price of shares of our common stock. See “Dilution.”

S-11

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” With the recent substantial increase in volume of our shares being traded and trading price, the proportion of our common stock that may be traded in the future by short sellers may increase the likelihood that our common stock will be the target of a short squeeze, and there is widespread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus or incorporated documents filed with the SEC in determining whether to purchase shares of our common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our stockholders.

The shares of our common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-12

The number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares sold by the Agent after delivering a sales notice will fluctuate based on the market price of the shares of our common stock during the sales period and the limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional shares of our common stock in the public markets. Furthermore, if our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. Sales of substantial shares of our common stock in the public market by our executive officers, directors, 5% or greater stockholders or other stockholders, or the prospect of such sales could adversely affect the market price of our common stock. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock, and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the Company’s debt agreements contain provisions that restrict its ability to pay dividends and the terms of any future debt agreements may also preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with The Nasdaq Capital Market’s continued listing requirements.

Our common stock is listed on The Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The Nasdaq Capital Market.

S-13

On October 28, 2024, Intrusion, Inc. (the “Company”) received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “INTZ,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of October 25, 2024, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until April 28, 2025, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

We cannot assure you our securities will meet the continued listing requirements to be listed on The Nasdaq Capital Market in the future. If The Nasdaq Capital Market delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for The Nasdaq Capital Market and The Nasdaq Capital Market determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

If our common stock is delisted from The Nasdaq Capital Market and the price of our common stock declines below $5.00 per share, our common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on The Nasdaq Capital Market or on other securities exchanges by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common stock is currently less than $5.00 per share. If our common stock is delisted from The Nasdaq Capital Market and the price of our common stock is below $5.00 per share and our net tangible assets fall below $5,000,000 or less, our common stock would come within the definition of “penny stock”.

S-14

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

•	must make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

The Reverse Stock Split may decrease the liquidity of the Company’s common stock and result in higher transaction costs.

We conducted a 1-for-20 reverse stock split (“Reverse Stock Split”) which became effective for The Nasdaq Capital Market trading purposes on March 25, 2024, in order to comply with the Minimum Bid Price Rule for continued listing on The Nasdaq Capital Market. The liquidity of the Company’s common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that are outstanding after the Reverse Stock Split.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on The Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

S-14

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing. We intend to use the net proceeds, if any, from the sale of our common stock offered by this prospectus supplement for general corporate purposes, which may include, but are not limited to, the repayment, refinancing, redemption or repurchase of existing indebtedness, exploration, working capital or capital expenditures, acquisitions and other investments.

S-15

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock at a given date. Our net tangible book value as of September 30, 2024, was approximately $2.4 million, or $0.324 per share of common stock.

The maximum aggregate amount of common stock that can be sold is $1,980,000 under this prospectus supplement. After giving effect to our sale of 4,400,000 shares of our common stock at an assumed offering price of $0.45, the last reported sale price of our common stock on December 16, 2024, and after deducting the fees to the Agent and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $4.3 million, or $0.364 per share of common stock. (This offering does not have a stated offer price because it is an at-the-market offering. Accordingly, the closing price of our stock from December 16, 2024, was used for purposes of this computation and discussion. As such, any per share price paid by purchasers that deviate from this stock price used would change the respective calculations.) This represents an immediate increase in net tangible book value to existing stockholders of approximately $0.040 per share and an immediate dilution in net tangible book value of approximately $0.086 per share to investors participating in this offering. The following table illustrates this per share dilution:

Assumed offering price per share		$0.450
Net tangible book value per share as of September 30, 2024	$0.324
Increase per share attributable to this offering	$0.040
As-adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$0.364
Dilution per share to new investors participating in this offering		$0.086

A $0.10 increase in the assumed public offering price of $0.45 per share, which is the closing sale price of our common stock on The Nasdaq Capital Market on December 16, 2024, would increase the net tangible book value by $0.066 per share of our common stock and there would be $0.160 dilution per share to new investors assuming 3,600,000 shares of our common stock offered based on a $0.10 increase to the closing sale price of our common stock on The Nasdaq Capital Market on December 16, 2024.

A $0.10 decrease in the assumed public offering price of $0.45 per share, which is the closing sale price of our common stock on The Nasdaq Capital Market on December 16, 2024, would increase the net tangible book value by $0.005 per share of our common stock and there would be $0.021 dilution per share to new investors assuming 5,657,143 of shares of our common stock (the maximum number of shares currently available for issuance) offered based on a $0.10 decrease to the closing sale price of our common stock on The Nasdaq Capital Market on December 16, 2024.

To the extent that our outstanding warrants are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of shares of our common stock or other equity securities of equal or senior rank, the issuance of these securities could result in further dilution to our stockholders.

S-16

PLAN OF DISTRIBUTION

Pursuant to the At Market Issuance Sales Agreement dated August 5, 2021, between us and the Agent, we may issue and sell shares of our common stock having aggregate sales proceeds of up to approximately $1,980,000 million from time to time through or to the Agent, as sales agent or principal. The Sales Agreement is filed as an exhibit to in the registration statement of which this prospectus supplement forms a part. The Agent may sell the shares of our common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of shares of our common stock upon notice and subject to other conditions. The Agent will not engage in any transactions that stabilize the price of shares of our common stock.

From time to time during the term of the Sales Agreement, we will notify the Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so instructed the Agent, unless the Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the Sales Agreement, the Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement are subject to a number of customary conditions that we must meet. The obligation of the Agent under the Sales Agreement to sell shares pursuant to any notice is subject to a number of conditions, which the Agent reserves the right to waive in its sole discretion.

The Agent will provide written confirmation to us no later than the opening of the trading day following the trading day on which the Agent has sold shares of our common stock for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to the Agent in connection with the sale and the net proceeds to us from the sale of the shares.

Settlement for sales of shares of our common stock will occur on the trading day following the date on which any sales are made or on such earlier day as is then industry practice for regular-way trading, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent a commission equal to 3% of the gross proceeds we receive from the sales of shares of our common stock by the Agent. We have also agreed to pay $12,000 per year (during the term of an effective Registration Statement) in connection with updates as indicated in the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of shares of our common stock on our behalf hereunder, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against specified liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement by the Agent or us in accordance with the Sales Agreement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. See “Where You Can Find More Information.”

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making or stabilizing activities involving our common shares while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

S-17

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. The Agent is being represented by the NBD Group, Los Angeles, California.

EXPERTS

The consolidated financial statements of Intrusion Inc. (the “Company”) incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to such financial statements) which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

As at the date hereof, none of the above-named experts have received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

S-18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into the Prospectus Supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of the Prospectus Supplement, and information that we file later with the SEC will automatically update and supersede information contained in the Prospectus Supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of the Prospectus Supplement to the extent that a statement contained in the Prospectus Supplement modifies or replaces that statement. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The Prospectus Supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”) filed with the SEC on April 1, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed on May 15, 2024, August 14, 2024 and November 13, 2024, respectively;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 15, 2024, that are incorporated by reference into Part III of the 2023 Annual Report;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 9, 2024, February 21, 2024, March 6, 2024, March 13, 2024, March 18, 2024, March 22, 2024, March 27, 2024, April 5, 2024, April 12, 2024, April 23, 2024, May 2, 2024, May 15, 2024, May 16, 2024, June 5, 2024, July 1, 2024, July 10, 2024, August 13, 2024, September 3, 2024, September 26, 2024, October 8, 2024, October 29, 2024, November 12, 2024, November 12, 2024, November 22, 2024, and November 27, 2024 and Form 8-K/A filed with the SEC on March 28, 2024;

•	the description of our common stock which is filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by the Prospectus Supplement, including, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into the Prospectus Supplement and will be deemed to be part of the Prospectus Supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit, of Form 8-K.

You should rely only on the information incorporated by reference or provided in the Prospectus Supplement. We have not authorized anyone else to provide you with different information. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all our SEC filings that we incorporate by reference to determine if any of the statements in the Prospectus Supplement, any applicable prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

You may request a free copy of any of the documents incorporated by reference in the Prospectus Supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Intrusion Inc.

Attention: Investor Relations

101 East Park Blvd, Suite 1200

Plano, Texas 75074

(888) 637-7770

S-19

Up to $1,980,000

INTRUSION INC.

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

The date of this prospectus supplement is __________, 2024

S-20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Intrusion Inc., a Delaware corporation.

	AMOUNT
SEC Registration Fee	$14,760
FINRA Filing Fees		(1)
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Trustees’ Fees and Expenses		(1)
Warrant Agent Fees and Expenses		(1)
Printing Expenses		(1)
Miscellaneous Expenses		(1)
Total		(1)

(1)	These fees will be determined based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company’s Amended and Restated Certificate of Incorporation provides that its officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Amended and Restated Certificate of Incorporation provides that the Company’s directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the charter. The Company’s Amended and Restated Bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

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Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

EXHIBIT INDEX

(a)	Exhibits

(b)

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Company, dated as of March 15, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on July 19, 2024)

3.2	Certificate of Amendment to Certificate of Incorporation of the Company, dated as of March 15, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Current Report on Form 8-K, filed with the SEC on March 28, 2024).

3.3	Amended and Restated Bylaws of Intrusion Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2023).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2003, as amended).

4.2	Description of the Capital Stock of the Company (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021).

4.3	Certificate of Designations of Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on July 19, 2024).

4.4	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series A Preferred Stock of the Registrant, filed by the Registrant with the State of Delaware, Secretary of State, Division of Corporations on May 9, 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report of Form 8-K, filed with the SEC on May 15, 2024).

4.5	Form of Convertible Promissory Note #1 issued under the Securities Purchase Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of March 10, 2022 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 10, 2022).

4.6	Form of Convertible Promissory Note #2 issued under the Securities Purchase Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of March 10, 2022 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 10, 2022).

II-2

4.7	Form of Warrant issued under the Securities Purchase Agreement by and between the Registrant and the Purchaser identified on the signature pages thereto, dated as of September 12, 2022 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 12, 2022).

4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2023).

4.9	Form of New Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed with the SEC on April 12, 2024).

4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2023).

4.11	Secured Promissory Note, dated January 2, 2023 (attached as Exhibit A to Exhibit 4.13 below).

4.12	Security Agreement, dated January 2, 2024 (attached as Exhibit B to Exhibit 4.13 below).

4.13	Note Purchase Agreement by and between the Registrant and Anthony Scott, dated as of January 2, 2024 (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2024).

4.14	Term Sheet, dated as of April 22, 2024 (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K, filed with the SEC on April 23, 2024).

4.15***	Form of Senior Indenture

4.16*	Form of Senior Note

4.17***	Form of Subordinated Indenture

4.18*	Form of Subordinated Note

4.19*	Form of Warrant Agreement

4.20*	Form of Rights Agent Agreement

4.21*	Form of Rights Certificate

4.22*	Certificate of Designation for Preferred Stock

4.23*	Form of Preferred Stock Certificate

4.24*	Form of Depositary Agreement

II-3

4.25*	Form of Depositary Receipt

4.26*	Form of Stock Purchase Contract

4.27*	Form of Stock Purchase Unit Agreement

4.28*	Form of Unit Agreement

5.1***	Opinion of Anthony, Linder & Cacomanolis, PLLC relating to the base prospectus.

5.2	Opinion of Anthony, Linder & Cacomanolis, PLLC relating to the at-the-market offering prospectus supplement.

10.1	Securities Purchase Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of March 10, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on March 10, 2022).

10.2	Global Amendment by and between the Registrant and Streeterville Capital, LLC, dated as of January 11, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 17, 2023).

10.3	Securities Purchase Agreement by and between the Registrant and the Purchasers identified on the signature pages thereto, dated as of September 12, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 12, 2022).

10.4	Note Purchase Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of February 23, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 1, 2023).

10.5	Sublease Agreement by and between the Registrant and CliftonLarson Allen, LLP, dated as of September 28, 2020 (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2020).

10.6	Lease by and between the Registrant and JBA Portfolio, LLC, dated as of September 29, 2023 (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2023).

10.7†	Amended and Restated 401(k) Savings Plan of the Registrant (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000).

10.8†	Intrusion Inc. 401(k) Savings Plan Summary of Material Modifications, dated as of January 1, 2002 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

10.9†	Amended 2005 Stock Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 15, 2005).

10.10†	2015 Stock Incentive Plan of the Registrant (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A in connection with the solicitation of proxies for its Annual Meeting of Stockholders held on May 14, 2015).

10.11†	Form of Notice of Grant of Stock Option (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended).

10.12†	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended).

II-4

10.13†	Form of Notice of Grant of Non-Employee Director Automatic Stock Option (Initial Grant) (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended).

10.14†	Form of Notice of Grant of Non-Employee Director Automatic Stock Option (Annual Grant) (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended).

10.15†	Form of Automatic Stock Option Agreement (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended).

10.16†	Intrusion Inc. Amended 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 22, 2023).

10.17†	Form of Incentive Stock Option Award Agreement to the Intrusion Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2021).

10.18†	Form of Restricted Stock Award Agreement to the Intrusion Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2022).

10.19†	Form of Non-Qualified Stock Option Agreement to the Intrusion Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2022).

10.20†	Executive Employment Agreement by and between the Registrant and Anthony Scott, dated as of November 11, 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 17, 2021).

10.21†	First Amendment of Executive Employment Agreement by and between the Registrant and Anthony Scott, dated as of December 1, 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 31, 2023).

10.22†	2023 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A in connection with the solicitation of proxies for its Annual Meeting of Stockholders held on May 16, 2023).

10.23	Forbearance and Standstill Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of August 2, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 7, 2023).

10.24	Amendment to Forbearance Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of August 7, 2023 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 7, 2023).

10.25	Form of Securities Purchase Agreement by and between the Registrant and the purchases identified on the signature pages thereto, dated as of November 8, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2023).

10.26	Form of Placement Agent Agreement by and between the Registrant and Wellington Shields & Co., LLC, dated as of November 8, 2023 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2023).

II-5

10.27	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of October 11, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 17, 2023).

10.28	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of October 17, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 17, 2023).

10.29	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of December 19, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2023).

10.30	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of March 7, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 13, 2024).

10.31	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of March 15, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 18, 2024).

10.32	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of April 3, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).

10.33	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of May 10, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 16, 2024).
10.34

Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of November 18, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 22, 2024).

10.35	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of December 6, 2024
10.36	Notice of Pendency and Proposed Settlement of Action, dated December 21, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 9, 2024).

10.37	At Market Issuance Sales Agreement by and between the Registrant and B. Riley Securities, Inc. (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3, filed with the SEC on August 5, 2021).

23.1	Consent of independent registered public accounting firm – Whitley Penn LLP.

23.2***	Consent of Anthony, Linder & Cacomanolis, PLLC (incorporated in Exhibit 5.1).

23.3	Consent of Anthony, Linder & Cacomanolis, PLLC (incorporated in Exhibit 5.2).

24.1***	Power of Attorney (included on the signature page of this Registration Statement on Form S-3).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Subordinated Indenture

107***	Filing Fee Table

†	Management contract, compensation plan or arrangement.
*	To be filed by amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.
***	Previously filed.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 193, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on December 17, 2024.

INTRUSION INC.

By:	/s/ Anthony Scott
Anthony Scott
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	date

/s/ Anthony Scott	President, Chief Executive Officer and Director	December 17, 2024
Anthony Scott	(Principal Executive Officer)

*	Chief Financial Officer	December 17, 2024
Kimberly Pinson	(Principal Financial and Accounting Officer)

*	Executive Chairman, Director	December 17, 2024
Anthony J. LeVecchio

*	Director	December 17, 2024
Katrinka B. McCallum

*	Director	December 17, 2024
Gregory K. Wilson

*	Director	December 17, 2024
Dion Hinchcliffe

By:	/s/ Anthony Scott
Anthony Scott
Attorney-in-fact*

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EXHIBIT INDEX

Exhibit Number	Description

5.2	Opinion of Anthony, Linder & Cacomanolis, PLLC relating to the at-the-market offering prospectus supplement

10.35	Exchange Agreement by and between the Registrant and Streeterville Capital, LLC, dated as of December 6, 2024

23.1	Consent of independent registered public accounting firm – Whitley Penn, LLP

23.3	Consent of Anthony, Linder & Cacomanolis, PLLC (incorporated in Exhibit 5.2)

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